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                                                            Exhibit 23(h)(4)(e)

                   AMENDMENT TO FUND PARTICIPATION AGREEMENT

       This Amendment to the Fund Participation Agreement ("Agreement") dated the 1st day of May, 2003, by and between Lincoln Variable Insurance Products Trust, an open-end management investment company organized as a Delaware statutory trust (the "Trust"), and Lincoln Life & Annuity Company of New York, a New York insurance company (the "Company") is effective as of April 2, 2007, regardless of when executed.

                                   AMENDMENT

       WHEREAS, a merger of Lincoln Life & Annuity Company of New York and Jefferson Pilot LifeAmerica Insurance Company ("JPLA") is expected to occur on or about April 2, 2007; and

       WHEREAS, effective on or about April 2, 2007, JPLA will change its state of domicile from New Jersey to New York and will change its name to Lincoln Life & Annuity Company of New York;

       WHEREAS, the parties wish to amend Schedule 2 to the Agreement and replace it in its entirely.

       NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund and the Adviser agree to amend the Agreement as follows:

    1. The parties consent to an assignment of the responsibilities of the former Lincoln Life & Annuity Company of New York under this Agreement to the new Lincoln Life & Annuity Company of New York.

    2. Schedule 2 of this Agreement shall be deleted and replaced with the attached Schedule 2.

    3. All other terms of the Agreement shall remain in full force and effect.

       IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

                                   Lincoln Variable Insurance Products Trust
                                   (Trust)

Date: 4/20/07                      By: /s/ Kelly D. Clevenger
                                       ---------------------------------------
                                       Kelly D. Clevenger
                                       President

                                   Lincoln Life & Annuity Company of New York
                                   (Company)

Date: 4/23/07                      By: /s/ Rise C.M. Taylor
                                       ---------------------------------------
                                       Rise C.M. Taylor
                                       Second Vice President

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                                  Schedule 2

                                     Funds
                               As of May 1, 2007

LVIP Baron Growth Opportunities Fund
LVIP Capital Growth Fund
LVIP Cohen & Steers Global Real Estate Fund
LVIP Delaware Bond Fund
LVIP Delaware Growth and Income Fund
LVIP Delaware Managed Fund
LVIP Delaware Social Awareness Fund
LVIP Delaware Special Opportunities Fund
LVIP FI Equity-Income Fund
LVIP Janus Capital Appreciation Fund
LVIP Marsico International Growth Fund
LVIP MFS Value Fund
LVIP Mid-Cap Growth Fund
LVIP Mid-Cap Value Fund
LVIP Mondrian International Value Fund
LVIP Money Market Fund
LVIP S&P 500 Index Fund
LVIP Small-Cap Index Fund
LVIP T. Rowe Price Growth Stock Fund
LVIP T. Rowe Price Structured Mid-Cap Growth Fund
LVIP Templeton Growth Fund
LVIP UBS Global Asset Allocation Fund
LVIP Value Opportunities Fund
LVIP Wilshire Aggressive Profile Fund
LVIP Wilshire Conservative Profile Fund
LVIP Wilshire Moderate Profile Fund
LVIP Wilshire Moderately Aggressive Profile Fund
LVIP Wilshire 2010 Profile Fund
LVIP Wilshire 2020 Profile Fund
LVIP Wilshire 2030 Profile Fund
LVIP Wilshire 2040 Profile Fund